Sprinklr Announces Second Quarter Fiscal 2026 Results
•Q2 Total Revenue of $212.0 million, up 8% year-over-year
•Q2 Subscription Revenue of $188.5 million, up 6% year-over-year
•Q2 net cash provided by operating activities of $34.8 million and free cash flow* of $29.8 million
•RPO and cRPO up 4% and 7% year-over-year, respectively
•149 $1 million customers, up 3 customers quarter-over-quarter
•Scott Millard appointed Chief Revenue Officer, effective September 22nd
•Manish Sarin, Chief Financial Officer, to depart Sprinklr on September 19th

NEW YORK, New York--September 3, 2025--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its second fiscal quarter ended July 31, 2025.
“Our Q2 results reflect the continued and intentional progress we are making in our transformation to better serve our customers and partners. And while we still have work to do, we are encouraged by the increasing quality of our customer engagements, and upcoming impactful R&D innovations,” said Rory Read, Sprinklr President and CEO. “We remain focused on improving our execution and delivering business value to the iconic brands we serve through our AI-native, Unified CXM platform.”

Read went on to say, “I’d like to welcome Scott Millard as our new Chief Revenue Officer. Scott will join us from Dell Technologies where he was SVP Global AI Sales and brings deep expertise, a proven track record of driving growth at scale, and a passion for building high-performing teams that we believe are all critical as we continue our transformation journey. At the same time, I want to thank our CFO, Manish Sarin, who will be departing Sprinklr. Manish has been an important member of the Executive Leadership Team, and I want to recognize all of his contributions during his three and a half years at the company.”

Second Quarter Fiscal 2026 Financial Highlights
•Revenue: Total revenue for the second quarter was $212.0 million, up from $197.2 million one year ago, an increase of 8% year-over-year. Subscription revenue for the second quarter was $188.5 million, up from $177.9 million one year ago, an increase of 6% year-over-year.
•Operating Income (Loss) and Margin*: Second quarter GAAP operating income was $16.3 million, compared to operating loss of $0.1 million one year ago. Non-GAAP operating income was $38.2 million, compared to non-GAAP operating income of $19.6 million one year ago. For the second quarter, GAAP operating margin was 8% and non-GAAP operating margin was 18% compared to GAAP operating margin of 0% and non-GAAP operating margin of 10% in the second quarter of fiscal year 2025.
•Net Income Per Share*: Second quarter GAAP net income per share, diluted was $0.05, compared to net income per share, diluted of $0.01 in the second quarter of fiscal year 2025. Non-GAAP net income per share, diluted for the second quarter was $0.13, compared to non-GAAP net income per share, diluted of $0.08 in the second quarter of fiscal year 2025.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of July 31, 2025 were $474.0 million.

* Free cash flow, non-GAAP operating income, non-GAAP operating margin and non-GAAP net income per share are non-GAAP financial measures defined under “Non-GAAP Financial Measures” and are reconciled to net cash provided by operating activities, operating income (loss), net income or net income per share, as applicable, the closest comparable GAAP measure, at the end of this release.
Financial Outlook
Sprinklr is providing the following guidance for the third fiscal quarter ending October 31, 2025:
•Subscription revenue between $186 million and $187 million.
•Total revenue between $209 million and $210 million.
•Non-GAAP operating income between $28.5 million and $29.5 million.
•Non-GAAP net income per share of approximately $0.09, assuming 257 million diluted weighted-average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2026:
•Subscription revenue between $746 million and $748 million.
•Total revenue between $837 million and $839 million.
•Non-GAAP operating income between $131 million and $133 million.
•Non-GAAP net income per share between $0.42 and $0.43, assuming 266 million diluted weighted-average shares outstanding.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that the following non-GAAP financial measures associated with our condensed consolidated statements of operations are useful in evaluating our operating performance:
•Non-GAAP gross profit and non-GAAP gross margin;
•Non-GAAP operating income and non-GAAP operating margin; and
•Non-GAAP net income and non-GAAP net income per share.
We define these non-GAAP financial measures as the respective U.S. GAAP measures, excluding, as applicable, stock-based compensation expense and related charges, amortization of stock-based compensation expense associated with capitalized internal use software, amortization of acquired intangible assets, release of U.S. federal and state valuation allowances, and the estimated tax effect related to the non-GAAP items, as well as other one-time charges, such as restructuring charges, costs associated with acquisitions, non-recurring litigation costs and facility exit costs. We believe that it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods.
In addition, we believe that free cash flow is also a useful non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments. We expect our free cash flow to fluctuate in future periods with changes in our operating expenses and as we continue to invest in our growth. We typically experience higher billings in the fourth quarter compared to other quarters and experience higher collections of accounts receivable in the first half of the year, which results in a decrease in accounts receivable in the first half of the year.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by U.S. GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our condensed consolidated financial statements presented in accordance with U.S. GAAP.
Sprinklr has not reconciled its financial outlook expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their respective most directly comparable U.S. GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with U.S. GAAP.

Conference Call Information
Sprinklr will host a conference call today, September 3, 2025, to discuss second quarter fiscal 2026 financial results, as well as the third quarter and full year fiscal 2026 outlook, at 8:30 a.m. Eastern Time, 5:30 a.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13755429. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr, Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,900 valuable enterprises — global brands like Microsoft, P&G, Samsung and 60% of the Fortune 100. Sprinklr is redefining the world's ability to make every customer experience extraordinary.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter and full year fiscal 2026 and the impact of, and our ability to execute, our corporate strategies and business initiatives. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; unstable economic, political and market conditions, including as a result of public health crises, fluctuations in inflation and interest rates, the imposition of tariffs in the U.S. and abroad, or geopolitical actions, such as war and terrorism or the perception that such hostilities may be imminent; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, filed with the SEC on June 5, 2025, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenues that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com

Media & Press:
pr@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$125,365	$145,270
Marketable securities	348,626	338,189
Accounts receivable, net of allowance of $9.1 million and $8.1 million, respectively	202,473	285,656
Prepaid expenses and other current assets	90,712	84,982
Total current assets	767,176	854,097
Property and equipment, net	31,599	31,591
Goodwill and other intangible assets	50,155	49,957
Operating lease right-of-use assets	44,318	44,626
Deferred tax asset, non-current	80,695	90,369
Other non-current assets	112,170	113,559
Total assets	$1,086,113	$1,184,199

Liabilities and stockholders’ equity
Liabilities
Current liabilities:
Accounts payable	$28,260	$27,353
Accrued expenses and other current liabilities	62,210	79,285
Operating lease liabilities, current	8,395	7,462
Deferred revenue	395,059	403,483
Total current liabilities	493,924	517,583
Deferred revenue, non-current	2,020	6,276
Operating lease liabilities, non-current	39,817	41,243
Other liabilities, non-current	6,915	7,034
Total liabilities	542,676	572,136
Commitments and contingencies
Stockholders’ equity
Class A common stock	4	4
Class B common stock	3	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,328,449	1,268,920
Accumulated other comprehensive loss	(4,742)	(6,969)
Accumulated deficit	(756,446)	(626,065)
Total stockholders’ equity	543,437	612,063
Total liabilities and stockholders’ equity	$1,086,113	$1,184,199

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue:
Subscription	$188,473	$177,859	$372,600	$355,222
Professional services	23,567	19,349	44,940	37,944
Total revenue	212,040	197,208	417,540	393,166
Costs of revenue:
Costs of subscription(1)	43,177	34,306	85,363	66,876
Costs of professional services(1)	24,261	19,661	44,706	38,216
Total costs of revenue	67,438	53,967	130,069	105,092
Gross profit	144,602	143,241	287,471	288,074
Operating expense:
Research and development(1)	23,162	23,226	45,973	45,765
Sales and marketing(1)	70,583	77,490	141,654	164,974
General and administrative(1)	35,569	38,782	69,998	67,883
Restructuring(1)	(984)	3,830	15,329	3,830
Total operating expense	128,330	143,328	272,954	282,452
Operating income (loss)	16,272	(87)	14,517	5,622
Other income, net	7,469	6,414	14,399	13,914
Income before provision for income taxes	23,741	6,327	28,916	19,536
Provision for income taxes	11,126	4,486	17,869	7,061
Net income	$12,615	$1,841	$11,047	$12,475
Net income per share, basic	$0.05	$0.01	$0.04	$0.05
Weighted average shares used in computing net income per share, basic	254,391	260,830	255,501	266,187
Net income per share, diluted	$0.05	$0.01	$0.04	$0.04
Weighted average shares used in computing net income per share, diluted	263,201	271,934	264,442	279,695
(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Costs of subscription	$223	$327	$488	$610
Costs of professional services	726	364	1,118	681
Research and development	4,204	2,834	8,090	5,408
Sales and marketing	6,124	5,802	12,419	11,406
General and administrative	10,027	5,765	19,603	10,842
Restructuring	—	—	866	—
Stock-based compensation expense, net of amounts capitalized	$21,304	$15,092	$42,584	$28,947

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2025	2024
Cash flow from operating activities:
Net income	$11,047	$12,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,348	9,118
Provision for credit losses	2,468	11,103
Stock-based compensation, net of amounts capitalized	42,584	28,947
Non-cash lease expense	3,914	4,164
Deferred income taxes	9,822	(40)
Net amortization/accretion on marketable securities	(3,587)	(7,436)
Other non-cash items, net	31	216
Changes in operating assets and liabilities:
Accounts receivable	80,987	67,292
Prepaid expenses and other current assets	(6,330)	(15,289)
Other non-current assets	2,499	(1,473)
Accounts payable	609	(9,268)
Operating lease liabilities	(4,024)	(2,665)
Accrued expenses and other current liabilities	(17,477)	(26,683)
Deferred revenue	(13,186)	(7,858)
Other liabilities	(138)	431
Net cash provided by operating activities	118,567	63,034
Cash flow from investing activities:
Purchases of marketable securities	(269,697)	(136,136)
Proceeds from sales and maturities of marketable securities	262,629	292,298
Purchases of property and equipment	(654)	(4,028)
Capitalized internal-use software	(7,459)	(6,291)
Purchases of intangibles	(262)	—
Net cash (used in) provided by investing activities	(15,443)	145,843
Cash flow from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	12,939	17,235
Proceeds from issuance of common stock upon ESPP purchases	2,785	3,403
Payments for repurchase of Class A common shares and related excise tax	(140,845)	(273,873)
Net cash used in financing activities	(125,121)	(253,235)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	2,295	(1,247)
Net change in cash, cash equivalents and restricted cash	(19,702)	(45,605)
Cash, cash equivalents and restricted cash at beginning of period	153,533	172,429
Cash, cash equivalents and restricted cash at end of period	$133,831	$126,824

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Non-GAAP gross profit and non-GAAP gross margin:
U.S. GAAP gross profit	$144,602	$143,241	$287,471	$288,074
Stock-based compensation expense and related charges(1)	955	717	1,625	1,324
Amortization of stock-based compensation expense - capitalized internal-use software	692	539	1,341	1,031
Non-GAAP gross profit	$146,249	$144,497	$290,437	$290,429
Gross margin	68%	73%	69%	73%
Non-GAAP gross margin	69%	73%	70%	74%

Non-GAAP operating income:
U.S. GAAP operating income (loss)	$16,272	$(87)	$14,517	$5,622
Stock-based compensation expense and related charges(2)	21,450	15,243	42,214	29,867
Amortization of acquired intangible assets	—	50	—	100
Amortization of stock-based compensation expense - capitalized internal-use software	692	539	1,341	1,031
Non-recurring litigation costs(3)	816	—	1,585	—
Restructuring costs(4)	(984)	3,830	15,329	3,830
Non-GAAP operating income	$38,246	$19,575	$74,986	$40,450
Operating margin	8%	—%	3%	1%
Non-GAAP operating margin	18%	10%	18%	10%

Free cash flow:
Net cash provided by operating activities	$34,791	$21,322	$118,567	$63,034
Purchase of property and equipment	(365)	(1,483)	(654)	(4,028)
Capitalized internal-use software	(4,673)	(3,314)	(7,459)	(6,291)
Free cash flow	$29,753	$16,525	$110,454	$52,715
(1) Employer payroll tax related to stock-based compensation for the periods ended July 31, 2025 and 2024 was immaterial as it relates to the impact to gross profit.
(2) Includes $0.1 million and $0.1 million of employer payroll tax related to stock-based compensation expense for the three months ended July 31, 2025 and 2024, respectively, and $0.5 million and $0.9 million of employer payroll tax related to stock-based compensation expense for the six months ended July 31, 2025 and 2024, respectively.
(3) Relates to costs associated with litigation that arise outside of the ordinary course of business.
(4) Includes nil and $0.7 million of employer payroll tax related to the February 2025 restructuring for the three and six months ended July 31, 2025, respectively.

	Three Months Ended July 31,
	2025			2024
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$12,615	$0.05	$0.05	$1,841	$0.01	$0.01
Add:
Stock-based compensation expense and related charges(1)	21,450	0.08	0.08	15,243	0.06	0.06
Amortization of acquired intangible assets	—	—	—	50	—	—
Amortization of stock-based compensation expense - capitalized internal-use software	692	—	—	539	—	—
Income tax expense(2)	(760)	—	—	—	—	—
Non-recurring litigation costs(3)	816	—	—	—	—	—
Restructuring costs(4)	(984)	—	—	3,830	0.01	0.01
Total additions, net	21,214	0.08	0.08	19,662	0.07	0.07
Non-GAAP net income	$33,829	$0.13	$0.13	$21,503	$0.08	$0.08
Weighted-average shares outstanding		254,391	263,201		260,830	271,934

	Six Months Ended July 31,
	2025			2024
	(in thousands)	Per Share-Basic	Per Share-Diluted	(in thousands)	Per Share-Basic	Per Share-Diluted
Non-GAAP net income reconciliation to net income
Net income	$11,047	$0.04	$0.04	$12,475	$0.05	$0.04
Add:
Stock-based compensation expense and related charges(1)	42,214	0.17	0.16	29,867	0.11	0.11
Amortization of acquired intangible assets	—	—	—	100	—	—
Amortization of stock-based compensation expense - capitalized internal-use software	1,341	—	—	1,031	—	—
Income tax expense(2)	(5,371)	(0.02)	(0.02)	—	—	—
Non-recurring litigation costs(3)	1,585	0.01	0.01	—	—	—
Restructuring costs(4)	15,329	0.06	0.06	3,830	0.02	0.02
Total additions, net	55,098	0.22	0.21	34,828	0.13	0.13
Non-GAAP net income	$66,145	$0.26	$0.25	$47,303	$0.18	$0.17
Weighted-average shares outstanding		255,501	264,442		266,187	279,695
(1) Includes $0.1 million and $0.1 million of employer payroll tax related to stock-based compensation expense for the three months ended July 31, 2025 and 2024, respectively, and $0.5 million and $0.9 million of employer payroll tax related to stock-based compensation expense for the six months ended July 31, 2025 and 2024, respectively.
(2) Represents the Company’s current and deferred income tax expense commensurate with the non-GAAP measure of profitability using a non-GAAP tax rate of 26% for the three and six months ended July 31, 2025. The Company uses an annual projected tax rate in its computation of the non-GAAP income tax provision, and excludes the direct impact of stock-based compensation, employer tax costs related to stock-based compensation, intangible amortization expense, amortization of stock-based compensation expense - capitalized internal-use software, non-recurring litigation costs and restructuring costs.
(3) Relates to costs associated with litigation that arise outside of the ordinary course of business.
(4) Includes nil and $0.7 million of employer payroll tax related to the February 2025 restructuring for the three and six months ended July 31, 2025, respectively.